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                                                                    EXHIBIT 23.1

     CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To: Microfield Group, Inc.

We consent to the incorporation by reference on Registration Statements on Form S-8 (Numbers 33-97544 and 333-33294) of Microfield Group, Inc. of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February 24, 2006, included in Microfield Group, Inc. 's Annual Report on Form 10-KSB for the years ended December 31, 2005 and January 1, 2005

                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                  ---------------------------------------------
                   Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
April 5, 2006